Amendment No. 2 to the Amended and Restated Employment Agreement
                                      Between
                                 Datigen.com, Inc.
                                        And
                                 Aharon Y. Levinas

      This Amendment No. 2 to the Amended and Restated Employment Agreement effective as of this 18th day of May, 2005 (this "Agreement"), between Aharon Y. Levinas, residing at 54-B Hawthorne Avenue, Park Ridge, New Jersey 07676 (the "Executive"), and Datigen.com, Inc., an Utah corporation with an office currently at 207 Piaget Avenue, Clifton, NJ 07011 (the "Company").

   Whereas, the Executive is currently employed by the Company pursuant to terms and provisions of the Amended and Restated Employment Agreement (together, the "Current Agreement");

   Whereas, each of the Company and the Executive agree to amend and supersede certain terms and provisions of the Current Agreement by entering into this agreement to provide for the issuance of the shares by the Company upon the terms and provisions set forth herein.

            1. Shares. Section 2.3 of the Current Agreement is hereby deleted in its entirety and replaced with the following:

      "The Company hereby grants the Executive 2,650,000 shares of common stock of the Company. The shares shall vest pro ratably every 3 months over a 3-year period commencing on April 4, 2005. Notwithstanding anything contained herein to the contrary, if the Company has a Change of Control (as defined below), all of said shares shall automatically be issued simultaneous upon the effective date of the Change of Control.

      "Change of Control" shall mean the occurrence of any of the following events:

      (i) The acquisition, other than from the Company (which term for purposes of this Subsection (i) includes any successor corporation), or any subsidiary thereof by any person or group (as such terms are used for the purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of securities with voting power equal to fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities;

      (ii) Approval by the Company's stockholders of (a) a merger or consolidation of the Company with or into another corporation if the stockholders of the Company, immediately before such merger or consolidation do not, immediately after such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation or (b) dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

            Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

For purposes of the foregoing definition, the Company's stockholders are deemed to be the indirect owners of any assets, including stock interests, held by the Company or any subsidiary hereof.

      2. Reference. On and after the date hereof, each reference in the Current Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Current Agreement in any other agreement, document or other instrument, shall mean, and be a reference to the Current Agreement, as amended by this Amendment.

            3. Counterparts. This Amendment may be executed in one or more counterparts and by facsimile, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            4. Captions. The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

            5. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, representatives and the permitted successors and assigns of the parties hereto.

            6. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to conflict of laws rules applied in such state.

      IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Amended and Restated Employment Agreement as of the date first written above.


                                          DATIGEN.COM, INC.


                                          By: /s/ Jerome Chaney
                                              --------------------------
                                          Name:  Jerome Chaney
                                          Title: Chief Executive Officer


                                          /s/ Aharon Y. Levinas
                                          -------------------------------
                                          Aharon Y. Levinas